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                                                                    EXHIBIT 32.1

     CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
        (SUBSECTIONS (a) AND (b) OF SECTION 1350, CHAPTER 63 OF TITLE 18,
                               UNITED STATES CODE)

     Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), each of the undersigned officers of Alteon Inc. a Delaware corporation (the "Company"), certifies, to the best of his or her knowledge, that the Company's Annual Report on Form 10-K for the year ended December 31, 2005 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Report, fairly presents, in all material respects, the financial condition and results of operations of the Company.


Dated: March 30, 2006                   /s/ Kenneth I. Moch
                                        ----------------------------------------
                                        Kenneth I. Moch
                                        President and Chief Executive Officer


Dated: March 30, 2006                   /s/ Mary T. Phelan
                                        ----------------------------------------
                                        Mary T. Phelan
                                        Director of Finance and Financial
                                        Reporting

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.